Exhibit 10.6

WARRANT

THIS WARRANT (“WARRANT”) WAS SOLD IN A PRIVATE TRANSACTION, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE.

Company:	Cardiovascular Systems, Inc., a Delaware corporation
Number of Shares:	23,151
Class of Shares:	Common Stock, $0.001 par value per share
Exchange Price:	$9.33 per share
Issue Date:	December 27, 2011
Expiration Date:	December 27, 2016

The term “Holder” shall initially refer to Partners for Growth III, L.P., a Delaware limited partnership, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

The Company does hereby certify and agree that, for the sum of $1,271 paid by Holder on the date hereof, which the parties agree is fair consideration for this Warrant, Holder, or its permitted successors and assigns, hereby is entitled to Exercise or Exchange (each as defined below) this Warrant in Cardiovascular Systems, Inc. (the “Company”) for Twenty-Three Thousand One Hundred Fifty-One (23,151) duly authorized, validly issued, fully paid and non-assessable shares of its Common Stock, $0.001 par value each, upon the terms and subject to the provisions of this Warrant. The shares of Common Stock issuable upon. Exercise or Exchange of this Warrant are referred to herein as the “Warrant Stock”. Capitalized terms used but not defined in this Warrant have their meanings as set forth in that certain Loan and Security Agreement between the Company and Holder dated as of April 14, 2010, as amended (the “Loan Agreement”).

Section 1 Term, Price and Exercise or Exchange of Warrant.

1.1 Term of Warrant. This Warrant shall be exercisable and exchangeable for a period of five (5) years from the Issue Date (hereinafter referred to as the “Expiration Date”).

1.2 Exchange Price. The price per share at which the Warrant Stock is issuable upon Exercise or Exchange of this Warrant shall be $9.33, subject to Section 1.3 (a) hereof and subject to adjustment from time to time as set forth herein (the “Exchange Price”).

1.3 Exercise of Warrant; Exchange of Warrant.

(a) This Warrant may be Exercised or Exchanged, in whole or in part, upon delivery to the Company of the form of election to Exchange or Exercise attached hereto as Exhibit A (the “Election”) duly completed and executed subject to payment to the Company of the Exchange Price for the number of shares of Warrant Stock in respect of which this Warrant is then being exercised (an “Exercise”). In whole or in part in lieu of an Exercise, Holder may exchange this Warrant as set forth in Section 1.3(b) (an “Exchange”). In each case, Holder shall promptly surrender this Warrant to the Company or provide a customary affidavit of lost or stolen warrant.

(b) Upon an Exchange, the Holder shall receive Warrant Stock such that, without the payment of any funds, the Holder shall surrender this Warrant in exchange for the number of shares of Warrant Stock equal to “X” (as defined below), computed using the following formula:

X =	Y * (A-B)
A

Where

X	= the number of shares of Warrant Stock to be issued to Holder

Y	= the number of shares of Warrant Stock to be Exchanged under this Warrant

A	= the Fair Market Value of one share of Warrant Stock

B	= the Exchange Price (as adjusted to the date of such calculations)

*	= multiplied by

(c) For purposes of this Warrant, the “Fair Market Value” of one share of Warrant Stock shall be (i) if the Company’s common stock (the “Common Stock”) is or becomes listed on a national stock exchange or is quoted on the Nasdaq Global Select Market or Nasdaq Global Market, the highest closing sale price reported on such exchange or market during the trading day on which Holder delivers its Election to the Company, or (ii) if the Common Stock is traded over-the-counter, the highest closing bid price reported for the Common Stock during the trading day on which Holder delivers its Election to the Company, and if there has been no such reported bid price for such day, the next prior day(s) until the first such reported bid price. If the Common Stock is not traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of the Company’s Warrant Stock shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from its authorized but unissued shares, as the Board of Directors of the Company (“Board”) shall determine in its reasonable good faith judgment, but in no event less than the price at which qualified employee stock options issued at such time are exercisable. In the event that Holder elects to Exercise or Exchange in connection with a transaction in which the Warrant Stock is converted into or exchanged for another security, Holder may effect an Exercise or Exchange directly into such other security.

(d) Upon delivery of the Election, but subject to payment of the Exchange price in the case of an Exercise and surrender of this Warrant (or delivery of an affidavit of lost or stolen warrant), the Company shall promptly issue and deliver a certificate or certificates for the number of shares of Warrant Stock so deliverable upon Exchange or Exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such

Warrant Stock as of the date the Election is delivered (but subject, as a condition precedent to payment of the Exchange Price in the case of an Exercise and in each case surrender of this Warrant or delivery of an affidavit of lost or stolen warrant (the “Exchange Conditions”)); provided, that if the date of such Election is not a business day, the certificates for the Warrant Stock shall be deemed to have been issued as of the next business day (whether before or after the Expiration Date). if this Warrant is Exercised or Exchanged in part, a new warrant of the same tenor and for the number of shares of Warrant Stock not Exchanged or Exercised shall be executed by the Company.

1.4 Fractional Interests. The Company shall not be required to issue fractions of shares of Warrant Stock upon the Exercise or Exchange of this Warrant. If any fraction of a share of Common Stock would be issuable upon Exercise or Exchange of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the last reported sale price of the Common Stock on the NASDAQ Global Select Market or Nasdaq Global Market or any other national securities exchange or market on which the Common Stock is then listed or traded.

1.5 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the Fair Market Value of one share of Common Stock (or other security issuable upon the Exercise or Exchange hereof) as determined in accordance with Section 1.3(c) is greater than the Exchange Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.3 as to all Warrant Stock (or such other securities) for which it shall not previously have been Exercised or Exchanged, and the Company shall promptly deliver a certificate representing the Warrant Stock (or such other securities) issued upon such Exercise or Exchange to Holder.

1.6 Treatment of Warrant Upon Acquisition of Company.

(a) “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale or other disposition of all or substantially all of the assets of the Company in whatever form, or any reorganization, consolidation, or merger of the Company (whether in a single transaction or multiple related transactions) where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction(s).

(b) Treatment of Warrant at Acquisition. Upon the closing of any Acquisition, the successor entity (if applicable in such Acquisition) shall, as condition to such Acquisition, either: (i) assume the obligations of this Warrant, and this Warrant shall be exchangeable for the same securities as would be payable for the Warrant Stock issuable upon Exercise or Exchange of the unexchanged portion of this Warrant as if such Warrant Stock were outstanding on the record date for the Acquisition (and the Warrant Price and/or number of shares of Warrant Stock shall be adjusted accordingly) or (ii) purchase this Warrant at its “Fair Value” (as such term is defined herein).

(c) Purchase at Fair Value.

For purposes of this Warrant, “Fair Value” shall mean that value determined by the parties using a Black-Scholes Option-Pricing Model (the “Black-Scholes Calculation”) with the following assumptions: (A) a risk-free interest rate equal to the risk-free interest rate at the time of the closing of the Acquisition (or as close thereto as practicable), (B) a contractual life of the Warrant equal to the remaining term of this Warrant as of the date of the announcement of the Acquisition, (C) an annual dividend yield equal to dividends declared on the underlying Warrant Stock (including securities into which the Warrant Stock may be convertible) during the term of this Warrant (calculated on an annual basis), and (D) a volatility factor of the expected market price of the Company’s Common Stock comprised of: (1) if the Company is publicly traded on a national securities exchange or is quoted on the Nasdaq Global Select Market or Nasdaq Global Market, its volatility over the one year period ending on the day prior to the announcement of the Acquisition, (2) if the Common Stock is traded over-the-counter, its volatility over the one year period ending on the day prior to the announcement of the Acquisition, or (3) if the Company is a non-public company, the volatility, over the one year period prior to the Acquisition, of an average of publicly-traded companies in the same or similar industry to the Company with such companies having similar revenues. The Purchase Price determined in accordance with the above shall be paid upon the initial closing of the Acquisition and shall not be subject to any post-Acquisition closing contingencies or adjustments; provided, however, the parties may take such post-Acquisition closing contingencies or adjustments into account in determining the Purchase Price, and if the parties take any post-Acquisition closing contingencies or adjustments into account, then upon the partial or complete removal of those post-Acquisition closing contingencies or adjustments, a new Black-Scholes Calculation would be made using all of the same inputs except for the value of the Company’s Common Stock (as determined under subclause (D)), and any increase in Fair Value (and, correspondingly, Purchase Price), including, without limitation, as a result of any earn-out or escrowed consideration, would be paid in full to Holder immediately after those post-Acquisition closing contingencies or adjustments can be determined or achieved.

Section 2. Exchange and Transfer of Warrant.

(a) This Warrant may be transferred, in whole or in part, without restriction, subject to (i) Holder’s compliance with applicable securities laws and delivery of an opinion of competent counsel as to the same, if so requested by the Company, and (ii) the transferee holder of the new Warrant assuming in writing the obligations of the Holder set forth in this Warrant and the Agreement. Any other transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form attached hereto as Exhibit B duly completed and executed. After the Company’s receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) at the same Exchange Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new holder’s name. In the event of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to purchase the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant. Upon the due delivery of this Warrant for transfer, the transferee holder shall be deemed for all purposes to have become the holder of the new warrant issued for the portion of this Warrant so transferred, effective immediately prior to the close of business on the date of such delivery, irrespective of the date of actual delivery of the new warrant representing the portion of this Warrant so transferred.

(b) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event and (ii) if requested by the Company, an indemnity agreement reasonably satisfactory in form and substance to the Company. In the event of the mutilation of or other damage to the Warrant, the Company shall execute and deliver an identical new warrant to the. Holder in substitution therefor upon the Company’s receipt of the mutilated or damaged warrant.

(c) The Company shall pay all reasonable costs and expenses incurred in connection with the Exchange, Exercise, transfer, amendment or replacement of this Warrant, including, without limitation, the costs of preparation, execution and delivery of a new warrant and of share certificates representing all Warrant Stock.

Section 3. Certain Covenants.

(a) The Company shall at all times reserve for issuance and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the Exercise or Exchange of this Warrant, such number of shares of Common Stock as shall from time to time be sufficient therefor.

(b) The Company will not, by amendment or restatement of its Certificate of Incorporation or Bylaws or through reorganization, consolidation, merger, amalgamation, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the foregoing, the Company (i) will not increase the par value of any Warrant Stock receivable upon the Exercise or Exchange of this Warrant above the amount payable therefor upon such Exercise or Exchange and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares upon the Exercise or Exchange of this Warrant.

(c) So long as Holder holds this Warrant, the Company shall deliver to Holder such reports as it provides to its stockholders generally, as and when delivered to such stockholders. Notwithstanding the foregoing, the Company shall provide Holder quarterly and annual financial statements upon request, if such statements are not publicly available. The parties shall not treat the Warrant or the Warrant Stock as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

Section 4. Adjustments to Exchange Price and Number of Shares of Warrant Stock.

4.1 Adjustments. The Exchange Price shall be subject to adjustment from time to time in accordance with this Section 4. Upon each adjustment of the Exchange Price pursuant to this Section 4, the Holder shall thereafter be entitled to acquire upon Exercise or Exchange, at the

Exchange Price resulting from such adjustment, the number of shares of Common Stock of the Company obtainable by multiplying the Exchange Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the new Exchange Price resulting from such adjustment.

4.2 Subdivisions, Combinations and Stock Dividends. If the Company shall at any time subdivide by split-up or otherwise, its outstanding Common Stock into a greater number of shares, or issue additional Common Stock as a dividend, bonus issue or otherwise with respect to any Common Stock, the Exchange Price in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced and the number of shares acquirable upon Exercise or Exchange hereunder shall be proportionately increased. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Exchange Price in effect immediately prior to such combination shall be proportionately increased.

4.3 Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon Exercise or Exchange of this Warrant, Holder shall be entitled to receive an amended warrant for the number and kind of securities and property that Holder would have received for the Warrant Stock if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon Exercise or Exchange of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon Exercise or Exchange of this Warrant. The amendment to this Warrant shall provide for adjustments (as determined in good faith by the Company’s Board of Directors) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon Exercise or Exchange of the new Warrant. The provisions of this Section 4.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other similar events.

4.4. Notices of Record Date, Etc. In the event that the Company shall:

(1) declare or propose to declare any dividend upon its Common Stock, whether payable in cash, property, stock or other securities and whether or not a regular cash dividend, or

(2) offer for sale any additional shares of any class or series of the Company’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of stockholders, or

(3) effect or approve any reclassification, exchange, substitution or recapitalization of the capital stock of the Company, including any subdivision or combination of its outstanding capital stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4) offer holders of registration rights the opportunity to participate in any public offering of the Company’s securities,

then, in connection with such event, the Company shall give to Holder:

(i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a dividend or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

(ii) in the case of the matters referred to in (3) above, at least ten (10) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto and the terms of such dividend, and such notice in accordance with clause (2) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of Holder; and

(iii) in the case of the matter referred to in (4) above, the same notice as is given or required to be given to the holders of such registration rights.

4.5 Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights, but in no event shall any adjustment have the effect of increasing the Exchange Price as otherwise determined pursuant to any of the provisions of this Section 4, except in the case of a combination of shares of a type contemplated in Section 4.2 and then in no event to an amount larger than the Exchange Price as adjusted pursuant to Section 4.2.

4.6 Officers’ Statement as to Adjustments. Whenever the Exchange Price and/or number of shares of Warrant Stock subject to the Warrant is required to be adjusted as provided in Section 4, the Company shall forthwith file at its principal office with a copy to the Holder notice parties set forth in Section 7 hereof a statement, signed by the Chief Executive Officer or Chief Financial Officer of the Company, showing in reasonable detail the facts requiring such adjustment, the Exchange Price and number of issuable shares that will be effective after such adjustment; provided, however, such statement shall not be required to the extent the information requested in this Section 4.6 is available through the Company’s current reports filed with the Securities and Exchange Commission. If at any time the information described in this Section 4.6 is readily available through the Company’s reports filed with the Securities and Exchange Commission, the Company shall not be required to provide a separate notice of adjustment to the Holder; provided, however, if such information is not readily available through the Company’s current reports filed with the Securities Exchange Commission and made public, the Company shall cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record Holder of this Warrant at its notice address(es) appearing in Section 7.

4.7 Issue of Securities other than Common Stock. In the event that at any time, as a result of any adjustment made pursuant to Section 4, the Holder thereafter shall become entitled to receive any securities of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon Exercise or Exchange of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4.

Section 5. Rights and Obligations of the Warrant Holder.

Except as otherwise specified in this Warrant, this Warrant shall not entitle the Holder to any rights of a holder of Common Stock in the Company until such time as this Warrant is Exercise or Exchanged. Subject to the Company’s ability to secure the requisite consents specified in Section 6.13, the Company hereby grants the following registration rights to Holder. If during the term of this Warrant the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies or an offering of securities solely to the Company’s existing shareholders), then the Company shall in each case give written notice of such proposed filing to Holder as soon as practicable (but no later than 20 business days) before the anticipated filing date, and such notice shall offer Holder the opportunity to register such number of shares of Warrant Stock as Holder may request. Holder shall advise the Company in writing within 10 business days after the date on which the Company’s notice is so given, setting forth the number of shares of Warrant Stock for which registration is requested. If the Company’s offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holders of the Warrant Stock requested to be included in the registration for such offering to include such Warrant Stock in such offering on the same terms and conditions as any similar securities of the Company included therein, subject to Holder’s execution of an underwriting agreement with the managing underwriter or underwriters selected by the Company in the same manner as other holders participating in the registration. In connection with any such offering, the Company will (i) include only such information relating to the Holder and the sale of Holder’s securities as Holder shall specifically permit and (ii) indemnify the Holder against liabilities, losses and damages that Holder may incur in connection with the offering, including those relating to the applicable securities laws, and any breach by the Company of this Warrant.

Section 6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, Holder that:

6.1 Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant, to sell and issue the Warrant and Warrant Stock and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. The person executing this Warrant is a duly authorized officer of the Company with all necessary legal authority to bind the Company generally and with the specific legal authority to cause the Company to execute and deliver this Warrant.

6.2 Validity of Securities. This Warrant, when sold against the consideration therefor as provided therein, will be validly authorized, issued and fully paid. The issuance and delivery of the Warrant is not subject to preemptive or any similar rights of the stockholders of the Company (which have not been duly waived) or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws; and when the Warrant Stock is issued upon exercise and in accordance with the terms hereof, and this Warrant is converted into Warrant Stock, such securities will be, at each such issuance, validly issued and outstanding, fully paid and nonassessable, in compliance with all applicable securities laws and free of any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

6.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, of which 17,798,246 were issued and outstanding on November 30, 2011. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of November 30, 2011, the Company has reserved a total of 2,374,577 shares of its common stock for issuance under outstanding warrants to purchase common stock. As of November 30, 2011, the Company has reserved (i) 31,451 shares of its common stock for issuance under outstanding options under its 1991 Stock Option Plan; (ii) 1,417,968 shares of its common stock for issuance under outstanding options under its 2003 Stock Option Plan; (iii) 70,000 shares of its common stock for issuance under outstanding options under the 2006 Equity Incentive Plan relating to Replidyne activity prior to the merger in February 2009; (iv) 1,338,664 shares of its common stock for issuance under outstanding options under its 2007 Equity Incentive Plan (all of the plans referred to in items (i), (ii), (iii) and (iv) are referred to collectively as the “Company Stock Option Plans”) and (v) 45,290 shares of its common stock for issuance under outstanding options not granted under any plan. Except for 482,777 shares of the Company’s common stock remaining available for issuance under options to be granted under the Company’s 2007 Equity Incentive Plan, no shares of the Company’s common stock remain available for issuance under additional options to be granted under the Company Stock Option Plans. Except as specified in this Warrant (including as set forth in Schedule 1), there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities. Schedule 1 hereto sets forth a capitalization table which is true, correct, accurate and complete as of November 30, 2011.

6.4 No Conflict. The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Restated Certificate of Incorporation or Bylaws, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby.

6.5 Governmental and other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the issuance, sale and delivery of the Warrant and the Warrant Stock, except such filings as shall have been made prior to and shall be effective on and as of the date hereof. All stockholder consents required in connection with issuance of the Warrant and Warrant Stock have either been obtained by Borrower or no such consents are required.

6.6 Authorized and Unissued Shares of Common Stock. During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of authorized but unissued shares of Common Stock when and as required to provide for the exercise of the rights represented hereby.

6.7 Exempt from Registration. Assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, the offer, sale and issuance of the Warrant and the Warrant Stock will be exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D under the Securities Act and from the registration and qualification requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of Securities to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

6.8 Reporting Obligations. Borrower is and will remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and (i) has filed and will file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the initial issuance of any Notes, other than Form 8-K reports; and (ii) has submitted and will submit electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T, during the 12 months preceding such sale (a “Reporting Issuer”). Without limiting the foregoing, if the Company ceases to timely file periodic reports under the Exchange Act, the Company shall from time to time promptly provide a copy of its most recent annual, quarterly and other interim reports to Holder.

6.9 Quotation on NASDAQ. The Warrant Stock issuable upon Exercise or Exchange of this Warrant has been authorized for quotation on the Nasdaq Global Market. Any filings required by such market, including, without limitation, the Financial Industry Regulatory Authority (“FINRA”) shall be timely made and any required authorizations or approvals for the consummation of the transactions contemplated herein, including, without limitation, the issuance of the Warrant Stock, have been obtained.

6.10 Non-Public Information. The Company shall not at any time provide PFG any material nonpublic information, unless pursuant to Special Request (as defined in the Loan and Security Agreement of even date herewith) and will publicly disclose the terms of this Agreement on Form 8-K under the Exchange Act (including it as an exhibit thereto if it deems it required under applicable law) promptly following the date hereof.

6.11 Delivery of Information; Accuracy. The Company acknowledges its delivery of certain Representations and Warranties dated as of August 8, 2011 (the “Representation Letter”), to Holder, which Representations and Warranties form the basis for Holder purchasing the Warrant. The information contained in Part B of the Representation Letter and all documents, instruments and other information delivered to Holder in connection therewith are true, correct, accurate and complete in all material respects.

6.12 Legends. The Company shall remove any restrictive securities legends on Warrant Stock resulting from exchange of the Warrant six (6) months following the issuance of the Warrant.

6.13 Piggyback Registration Rights. Holder acknowledges that the Company is party to that certain Registration Rights Agreement dated as of March 16, 2009 among the Company and certain holders of its Common Stock and that such Registration Rights Agreement prohibits the Company from granting additional registration rights without the consent of the stockholders who are parties to such Registration Rights Agreement. The Company shall use its best efforts to procure for the benefit of Holder the registration rights set forth in Section 5 hereof.

Section 7. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the Closing Date as follows:

7.1 Investment Experience. Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and was not organized for the specific purpose of acquiring the Securities. Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

7.2 Investment Intent. Holder is purchasing the Warrant for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Holder understands that the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.

7.3 Authorization. Holder has all requisite power and has taken all requisite action required of it to carry out and perform all of its obligations hereunder. The execution and delivery of this Warrant has been duly authorized, executed and delivered on behalf of Holder and constitutes the valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of Holder’s constitutional documents or instruments.

Section 8. Restrictive Stock Legend.

This Warrant and the Warrant Stock have not been registered under any securities laws. Accordingly, any share certificates issued pursuant to the Exercise or Exchange of this Warrant shall (until receipt of an opinion of counsel in customary form that such legend is no longer necessary) bear the following legend:

THIS WARRANT AND THE WARRANT STOCK ISSUABLE UPON EXCHANGE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OF DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN CUSTOMARY FORM THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Section 9. Notices.

Any notice or other communication required or permitted to be given here shall be in writing and shall be effective (a) upon hand delivery or delivery by e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communication shall be:

if to Holder, at

Partners for Growth III, L.P.

150 Pacific Avenue

San Francisco, California 94111

Attention: Chief Financial Officer

Fax: (415) 781-0510

Email: notices@pfgrowth.com

with a copy (not constituting notice) to

Greenspan Law Office

Attn: Benjamin Greenspan, Esq.

620 Laguna Road

Mill Valley, CA 94941

Fax: (415) 738-5371

Email: ben@greenspan-law.com

or

if to the Company, at

Cardiovascular Systems, Inc.

651 Campus Drive

St. Paul, MN 55112

Attn: Larry Betterley

Fax: (651) 259-1696

Email: lbetterley@csi360.com

with a copy (not constituting notice) to:

Fredrikson & Byron

200 6th Street South

Minneapolis, MN 55402

Attn: Bert Ranum

Fax: (612) 492-7077

Email: rranum@fredlaw.com

Each party hereto may from time to time change its address for notices under this Section 7 by giving at least 10 calendar days’ notice of such changes address to the other party hereto.

Section 10. Amendments and Waivers.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant may only be amended by an instrument in writing signed by both parties.

Section 11. Applicable Law; Severability.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.

COMPANY:		ACKNOWLEDGED AND AGREED:

CARDIOVASCULAR SYSTEMS, INC.		HOLDER:

By:	/s/ Laurence L. Betterley	Partners for Growth III, L.P.

Name:	Laurence L. Betterley	By:	/s/ Lorraine Nield
Title:	CFO		Lorraine Nield, Manager of
Partners for Growth III, LLC,
Its General Partner

Warrant Signature Page

Exhibit A

To:

ELECTION TO EXCHANGE OR EXERCISE

1. The undersigned hereby exercises its right to Exchange its Warrant for             fully paid, validly issued and nonassessable Shares covered by the attached Warrant in accordance with the terms thereof.

1. The undersigned hereby elects to Exercise the attached Warrant by paying the Exchange Price of $            therefor, as specified in the Warrant. This right is exercised with respect to             of shares.

[Strike the paragraph above that does not apply.]

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

2. By its execution below and for the benefit of the Company, the undersigned hereby restates each of the representations and warranties in Section 7 of the Warrant as of the date hereof.

Date:	[Holder]

By
Name:
Title:

Exhibit B

ASSIGNMENT FORM

To:

The undersigned hereby assigns and transfers this Warrant to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and postal code)

and irrevocably appoints                          to transfer this Warrant on the books of the Company.

Date:	Partners for Growth III, L.P.

By
	Name:	, Manager of
Partners for Growth III, LLC, Its General Partner

Schedule 1

Capitalization Table

11/30/11

	Total Shares	%
Common Stock	17,798,246	77.1%
Options Outstanding	2,903,373	12.6%
Warrants Outstanding	2,374,577	10.3%
Total Options and Warrants	5,277,950	22.9%

Total All Securities	23,076,196	100.0%

There are 482,777 remaining shares available for grant under the 2007 Equity Plan.

There are 170,709 available shares for purchase through the Employer Stock purchase plan.

The Company has $5.OMM in outstanding loans under a convertible debt facility with Partners for Growth Ill, LP. (PFG). At any time prior to the maturity date, PFG may at its option convert any of the outstanding loans into shares of the Company’s common stock at the applicable conversion price. In aggregate, the outstanding loans can be converted into 363,794 shares of the Company’s common stock.